UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2023

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

682 549-6600

(Registrant’s Telephone Number, Including Area Code)

None

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2023, Farmer Bros. Co., a Delaware corporation (the “Company”) and certain of its subsidiaries entered into that certain Consent and Amendment No. 4 to Credit Agreement (the “Fourth Amendment”), with the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for each member of the lender group. The Fourth Amendment amends that certain Credit Agreement, originally entered into by the parties on April 26, 2021, which governs the Company’s revolving and term loan credit facilities (the “Credit Agreement”).

The Fourth Amendment includes a consent to the Sale (defined below) by the administrative agent and the lenders and amends certain terms and conditions of the Credit Agreement by, among other things: (i) reflecting the payoff in full, with proceeds from the Sale, of the $47.0 million term loan facility, (ii) reflecting the paydown, with proceeds from the Sale, of the revolving credit facility (and a reduction of the maximum commitment of the lenders under the revolving credit facility to $75.0 million), (iii) releasing liens of the administrative agent securing the obligations under the Credit Agreement on assets sold pursuant to the Sale, and (iv) amending the Credit Agreement so that the Company's financial covenant (i.e., fixed charge coverage ratio) is only in effect during such times when the Company's liquidity falls below certain thresholds.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2023, the Company completed its previously announced sale of certain assets of the Company related to its direct ship and private label business, including the Company’s production facility and corporate office building in Northlake, Texas (the “Sale”) pursuant to that certain Asset Purchase Agreement, dated as of June 6, 2023 (the “Original Agreement” and as amended by that certain Amendment, dated as of June 30, 2023 (the “Amendment”), the “Purchase Agreement”) by and between the Company and TreeHouse Foods, Inc., a Delaware corporation (“Buyer”) for a purchase price of $100 million in cash, subject to customary working capital and certain other adjustments, including a reduction for liabilities associated with a specified retained litigation matter. In connection with the Sale, the Company and the Buyer have agreed to a mutual transitional co-manufacturing agreement where the Company will manufacture certain products for Buyer and Buyer will manufacture certain products for the Company for an initial period of twelve months. In addition, the Company is also providing Buyer with certain transition services for an initial period of nine months and the Buyer is providing the Company with a lease of office and warehouse space at the Northlake, Texas facility sold in the Sale for an initial period of twelve months.

The foregoing descriptions of the Purchase Agreement and the Sale do not purport to be complete and are qualified in their entirety by reference to the Original Agreement and the Amendment, copies of which are filed as Exhibit 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

The information set forth below in Item 9.01(b) to this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

As previously disclosed, on June 26, 2023, Christopher P. Mottern informed the Company’s board of directors (the “Board”) of his resignation from the Board effective as of 5:00 p.m. (Central Time) on June 30, 2023. On June 30, 2023, the Board elected Alfred Poe, a member of the Board since 2020, as Chairman of the Board effective following Mr. Mottern’s resignation.

On June 30, 2023, the Board appointed each of John Moore and Tom Bauer as executive officers of the Company. Mr. Bauer remains Vice President, Head of DSD, and Mr. Moore remains Vice President, Head of Coffee. Also on June 30, 2023, the Company and each of Mr. Moore and Mr. Bauer entered into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless the executive officer against all expenses, judgements, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his or her status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.4.

Form of Severance Agreement

On June 30, 2023, the Company entered into an amended and restated severance agreement (collectively, the “Severance Agreements”), with each of Scott Drake, Chief Financial Officer, Amber Jefferson, Chief Human Resources Officer, Jared Vitemb, Vice President, General Counsel, Chief Compliance Officer and Secretary, John Moore, Vice President, Head of Coffee, and Tom Bauer, Vice President, Head of DSD. The Severance Agreements replace the Change in Control Severance Agreements previously entered into (collectively, the “Prior Agreements”), have a one-year term and will be automatically extended thereafter for one-year renewal periods unless a party provides prior notice of non-renewal to the other party.

Each Severance Agreement provides that if the executive experiences an involuntary termination or resigns for good reason (as described below) on the date of or within twelve months after a change in control (as described below), then he or she will be entitled to receive the following severance payments and benefits: (i) accrued benefits, including earned but unpaid salary, bonus payment for the previous fiscal year (if any), vacation time and reimbursements, (ii) a lump sum payment of an amount equal to two times the sum of base salary and the amount the executive would pay on an annual basis for COBRA, (iii) a lump sum payment equal to a pro-rated portion of target bonus, and (iv) $20,000 in outplacement services.

In addition, if an executive experiences an involuntary termination or resigns for good reason not in connection with a change in control, then he or she will be entitled to receive: (i) accrued benefits, including earned but unpaid salary, bonus payment for the previous fiscal year (if any), vacation time and reimbursements, (ii) an amount equal to the sum of base salary and the amount the executive would pay on an annual basis for COBRA, payable in installments in conformance with payroll, and (iii) a payment equal to a pro-rated portion of annual bonus based on actual performance paid when other executives are paid. If an executive experiences death or disability, he or she will be entitled to receive: (i) accrued benefits, including earned but unpaid salary, bonus payment for the previous fiscal year (if any), vacation time and reimbursements, and (ii) a lump sum payment in an amount equal to twelve times the monthly cost for COBRA.

Payment of any and all severance benefits under each Severance Agreement is conditioned upon the executive first signing and not rescinding a separate release of claims against the Company.

For purposes of the Agreements, a “change in control” is defined in the same manner as in Prior Agreements, and generally occurs if (i) a third-party acquires or becomes the beneficial owner of 50% or more of the outstanding voting stock or voting power of the Company, (ii) a majority of the members of the Company’s Board are replaced, or (iii) the Company’s stockholders approve a reorganization, consolidation, complete liquidation or dissolution of the Company or the sale of substantially all of the assets of the Company.

Each Agreement provides that “good reason” for a resignation generally occurs if (i) there is a material diminution in the executive’s duties and responsibilities, material adverse change in reporting responsibilities or title(s) or removal or failure to re-elect the executive to any such position, (ii) a material reduction in base salary (other than reduction applicable to all executives or employees of the company generally) or (iii) the principal place of employment is relocated more than 50 miles from its current location.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 30, 2023, the Company issued a press release announcing the closing of the Sale. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2. of Form 8-K, the information and exhibits furnished pursuant to Item 7.01 of this report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Sale. The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2023, and the unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended March 31, 2023 for each of the years ended June 30, 2022, June 30, 2021, and June 30, 2020, and the related notes thereto, are furnished as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
10.1*	Consent and Amendment No. 4 to Credit Agreement, dated June 30, 2023, by and among Farmer Bros. Co., Boyd Assets Co., FBC Finance Company, Coffee Bean Holding Co., Inc., Coffee Bean International, Inc. and China Mist Brands, Inc., as borrowers, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent.

10.2*	Purchase Agreement, dated June 6, 2023, by and among Farmer Bros. Co. and TreeHouse Foods Inc.

10.3*	Amendment to Purchase Agreement, dated June 30, by and among Farmer Bros. Co. and TreeHouse Foods Inc.

10.4	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 8, 2017 (filed as Exhibit 10.32 to the Company's Annual Report on 10-K filed with the SEC on September 2, 2022 and incorporated herein by reference)

10.5	Form of Amended and Restated Severance Agreement for Executive Officers of the Company

99.1	Press Release of Farmer Bros. Co. dated June 30, 2023

99.2	Unaudited pro forma condensed consolidated financial information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2023

FARMER BROS. CO.

By:	/s/ Jared Vitemb
Jared Vitemb
VP, General Counsel, Secretary and Chief Compliance Officer